SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 8, 2006
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

404839/04081.00042

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

     eLEC Communications Corp. completed the private placement of 5,180,000 shares of its common stock, par value $0.10 per share (“Common Stock”), to accredited investors (the “Investors”) at a price of $0.10 per share. The placement of shares was assisted by Source Capital Group, Inc., a broker dealer that acted as a finder (the “Finder”) in the transaction and that received a finder’s fee of $28,240 and warrants to purchase 282,400 shares of Common Stock at a price of $0.12 per share.

     We received gross proceeds from the transaction of $518,000 and net proceeds of $489,760, of which approximately $300,000 is earmarked for funding the expansion of our Voice over Internet Protocol (“VoIP”) operation and the remainder will be applied to the payment of outstanding payables. Such expansion includes working capital needed to support a trial agreement we entered into on November 6, 2006 with a WiFi company that is supplying our VoIP service to a restaurant chain with approximately 11,000 locations and to support a new wholesale services agreement with a cable carrier with approximately 200,000 homes passed that plans to launch our product under its own label on November 15, 2006 in six southern markets.

     As a private placement offering to accredited investors (as such term is defined by Rule 501(a) of Regulation D), the shares issued pursuant to the offering were not registered under the Securities Act of 1933, as amended, or any state securities laws due to exemptions from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D. The shares of Common Stock may not be transferred unless exemptions from the registration requirements of the Securities Act and applicable state laws are available. If the Company, at any time, proposes to register any of its shares of Common Stock under the Securities Act of 1933, as amended (other than on Forms S-4 or S-8 or any successor forms), the Company shall at such time give reasonable notice to the Investors and the Finder specifying the form and manner and other relative facts involved in such proposed registration, and upon written request to do so, shall include in the filing of the registration statement with the Securities and Exchange Commission the resale by the Investors and the Finder of the privately-placed Common Stock and the shares of Common Stock underlying the Finder’s warrants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLEC COMMUNICATIONS CORP.

Date:	November 8, 2006	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer